UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K
______________
Current Report

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 27, 2010

BLUEFLY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14498	13-3612110
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

42 West 39th Street, New York, New York		10018
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 944-8000

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Amendment to Ms. Payner’s Employment Agreement

On April 27, 2010, the Company entered into an Amended and Restated Employment Agreement with Melissa Payner-Gregor, the Company’s Chief Executive Officer (the “Payner Agreement”).  The Payner Agreement amends and restates the Employment Agreement, dated as of November 14, 2006, between the Company and Ms. Payner (the “2006 Payner Agreement”), to provide for:

•
a term of 36 months beginning on January 1, 2010 and to automatically renew for successive one-year terms unless the Company provides Ms. Payner written notice of its desire to renew the Payner Agreement at least 90 days prior to the end of the then-current term, including any one year renewal term (the “Evergreen Extension”);

•	annual cost of living adjustments to Ms. Payner’s annual base salary under the Payner Agreement, based on adjustments to the United States Consumer Price Index, beginning on January 1, 2011;

•
payment of an annual performance bonus based upon the achievement of one or more targets to be set for each fiscal year by the Compensation Committee in its sole discretion, and subject to a pro rata adjustment for underachievement or overachievement of the targets within limits determined by the Compensation Committee in its sole discretion, provided that such bonus shall not be in limitation of additional discretionary bonuses;

•
the immediate vesting of one-half of any unvested stock options granted to Ms. Payner by the Company which are outstanding as of the date of a change of control (as defined in the Payner Agreement) and have not yet vested, with the remaining one-half of such unvested stock options vesting on the earliest to occur of: (a) the scheduled vesting date and (b) 12 months from the date of the change of control; and

•	a modification of the definition of the term “change of control” to exclude from such definition further purchases of shares by Rho Ventures VI, L.P. or its affiliates.

The Payner Agreement did not make any other material changes to the terms of the 2006 Payner Agreement.

Amendment to Ms. Jenny’s Employment Agreement

On April 27, 2010, the Committee also entered into a Second Amended and Restated Employment Agreement with Kara Jenny, the Company’s Chief Financial Officer (the “Jenny Agreement”).  The Jenny Agreement amends and restates the Amended and Restated Employment Agreement, dated as of March 19, 2008, between the Company and Ms. Jenny (the “2008 Jenny Agreement”), to provide for:

•	a term of 36 months beginning on January 1, 2010, subject to an Evergreen Extension;

•	an increase to Ms. Jenny’s annual base salary from $250,000 to $300,000;

•
the immediate vesting of one-half of any unvested stock options granted to Ms. Jenny by the Company which are outstanding as of the date of a change of control (as defined in the Jenny Agreement) and have not yet vested, with the remaining one-half of such unvested stock options vesting on the earliest to occur of: (a) the scheduled vesting date and (b) 12 months from the date of the change of control; and

•	a modification of the definition of the term “change of control” to exclude from such definition further purchases of shares by Rho Ventures VI, L.P. or its affiliates.

The Jenny Agreement did not make any other material changes to the terms of the 2008 Jenny Agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, dated as of April 27, 2010, by and between the Company and Melissa Payner-Gregor.

10.2	Second Amended and Restated Employment Agreement, dated as of April 27, 2010, by and between the Company and Kara Jenny.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act 1934, Bluefly, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 30, 2010	BLUEFLY, INC.

	By:	/s/ Kara B. Jenny
	Name:	Kara B. Jenny
	Title:	Chief Financial Officer